Exhibit (e)(1)(b)

Addendum to Distribution Agreement

Dated April 15, 2012

Between

Forward Securities, LLC

and

Forward Funds

THIS ADDENDUM is made as of November 2, 2015, by and between Forward Securities, LLC (“Forward Securities”), and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into a Distribution Agreement (the “Agreement”) dated April 15, 2012; and

WHEREAS, the Board of Trustees of the Fund approved on June 9, 2015 the liquidation of the Forward Income & Growth Allocation Fund, the Forward Small Cap Equity Fund and the Forward U.S. Government Money Fund; and

WHEREAS, in light of the foregoing, the Fund and Forward Securities wish to modify the provisions of the Agreement to reflect revised Schedule A – List of Portfolios.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule A – List of Portfolios. Schedule A is replaced in its entirety with the attached Schedule A.

2.	Remainder of the Agreement. All services under the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Addendum has been executed by a duly authorized representative of each of the parties hereto as of the date of the Addendum first set forth above.

Forward Securities, LLC		Forward Funds

By:	/s/ Judith M. Rosenberg	By:	/s/ Robert S. Naka
Name:	Judith M. Rosenberg	Name:	Robert S. Naka
Title:	Secretary	Title:	Vice President

Schedule A

To the Distribution Agreement

List of Portfolios

Dated as of November 2, 2015

Forward Balanced Allocation Fund
Forward Commodity Long/Short Strategy Fund
Forward Credit Analysis Long/Short Fund
Forward Dynamic Income Fund
Forward EM Corporate Debt Fund
Forward Emerging Markets Fund
Forward Frontier Strategy Fund
Forward Global Dividend Fund
Forward Global Infrastructure Fund
Forward Growth & Income Allocation Fund
Forward Growth Allocation Fund
Forward High Yield Bond Fund
Forward Income Builder Fund
Forward International Dividend Fund
Forward International Real Estate Fund
Forward International Small Companies Fund
Forward Investment Grade Fixed-Income Fund
Forward Multi-Strategy Fund
Forward Real Estate Fund
Forward Real Estate Long/Short Fund
Forward Select EM Dividend Fund
Forward Select Income Fund
Forward Select Opportunity Fund
Forward Tactical Enhanced Fund
Forward Tactical Growth Fund
Forward Total MarketPlus Fund